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Exhibit 5.1

       [Letterhead of Klehr, Harrison, Harley, Branzburg & Ellers, L.L.P]

Aviation Holdings Group, Inc.
15675 N.W. 15th Avenue
Miami, FL 33169

Gentlemen:

         We are counsel to Aviation Holdings Group, Inc., a Delaware corporation (the "Company"), and in that capacity we have assisted in the preparation of the Company's Registration Statement on Form SB-2 (File No. 33-_________) (the Registration Statement as amended at the time it became effective being referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering ___________ shares of the Company's common stock, par value $.001 per share (the "Common Stock"), comprised of (i) ___________ shares of Common Stock to be sold by the Company (the "Shares") to __________ (the "Underwriter") and
(ii) up to _______ shares of Common Stock (the "Optional Shares") which the Underwriter will have a right to purchase from the Company to cover over-allotments, if any.

         In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Certificate of Incorporation and Bylaws, as amended through the date hereof;
(ii) minutes and resolutions of the Company's Board of Directors and stockholders; (iii) certificates issued by public officials; and (iv) such other documents and corporate records relating to the Company and the issuance and sale of the Shares and Optional Shares as we have deemed necessary as a basis for the opinion hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on originals and certified copies of documents, the authenticity of all documents submitted to us as originals as well as the conformity to the originals of all documents submitted to us as photostatic copies. As to any facts material to our opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares and the Optional Shares, when issued and sold in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         Members of the our Firm are admitted to the bar in the Commonwealth of Pennsylvania and the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction. We hereby consent to the reference to our Firm in the Registration Statement under the prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.



                                                         Very truly yours,